Exhibit 2.1
                         AGREEMENT AND PLAN OF MERGER
                           OF SPECTRIAN CORPORATION
                           A DELAWARE CORPORATION,
                                     AND
                            SPECTRIAN CORPORATION
                           A CALIFORNIA CORPORATION

   THIS AGREEMENT AND PLAN OF MERGER dated as of October 3, 1997 (the "Agreement") is between Spectrian Corporation, a Delaware corporation
("Spectrian Delaware"), and Spectrian Corporation, a California corporation ("Spectrian California"). Spectrian Delaware and Spectrian California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

   A. Spectrian Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 25,000,000 shares, $.001 par value, of which 20,000,000 shares are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 20,000 shares are designated Series A Participating Preferred in connection with Spectrian California's Shareholders' Rights Plan. The remaining shares of Preferred Stock of Spectrian Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of October 3, 1997, 100 shares of Common Stock were issued and outstanding, all of which are held by Spectrian California, and no shares of Preferred Stock were issued and outstanding.


   B. Spectrian California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 25,000,000 shares, no par value, of which 20,000,000 are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 20,000 shares of Preferred Stock are designated Series A Participating Preferred and the remaining shares of Preferred Stock of Spectrian California is undesignated as to series, rights, preferences, privileges or restrictions. As of June 5, 1997, 8,307,161 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.


   C. The Board of Directors of Spectrian California has determined that, for the purpose of effecting the reincorporation of Spectrian California in the State of Delaware, it is advisable and in the best interests of Spectrian California and its shareholders that Spectrian California merge with and into Spectrian Delaware upon the terms and conditions herein provided.

   D. The respective Boards of Directors of Spectrian Delaware and Spectrian California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

   NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Spectrian Delaware and Spectrian California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                        I

                                     MERGER

   1.1. Merger. n accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Spectrian California shall be merged with and into Spectrian Delaware (the "Merger"), the separate existence of Spectrian California shall cease and Spectrian Delaware shall survive the Merger and shall continue to be governed by the laws of the State


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of Delaware,  and Spectrian  Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Spectrian Corporation.

   1.2. Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

      (a)  This  Agreement  and the  Merger  was  adopted  and  approved  by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law on May , 1997 and July 31, 1997, respectively;

      (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

      (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

      (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

   The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

   1.3. Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Spectrian California shall cease and Spectrian Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Spectrian California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Spectrian California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Spectrian California in the same manner as if Spectrian Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                       II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

   2.1. Certificate of Incorporation. The Certificate of Incorporation of Spectrian Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

   2.2. Bylaws. The Bylaws of Spectrian Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

   2.3. Directors and Officers. The directors and officers of Spectrian California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                       III

                          MANNER OF CONVERSION OF STOCK

   3.1. Spectrian California Common Stock. Upon the Effective Date of the Merger, each share of Spectrian California Common Stock, no par value, issued and outstanding immediately prior thereto

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
shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

   3.2. Spectrian California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1994 Stock Option Plan and the 1994 Director Option Plan) and all other employee benefit plans (including without limitation the 1994 Employee Stock Purchase Plan) of Spectrian California. Each outstanding and unexercised option or other right to purchase or security convertible into Spectrian California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Spectrian California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Spectrian California option, stock purchase right or convertible security at the Effective Date of the Merger. Except as set forth in Section 3.3, there are no options, purchase rights for or securities convertible into Preferred Stock of Spectrian California.

   A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Spectrian California Common Stock so reserved immediately prior to the Effective Date of the Merger.

   3.3 Spectrian California Preferred Share Purchase Rights. Upon the Effective Date of the Merger, the Surviving corporation shall assume and convert the Series A Preferred Stock Purchase Rights declared and issued by Spectrian California on March 21, 1997 and the rights and obligations of Spectrian California pursuant to the Amended and Restated Preferred Share Rights Agreement dated as of January 15, 1997 by and among Spectrian California and Chase Mellon Shareholder Services LLC (the "Rights Agreement"). The Merger shall not be deemed a "Triggering Event" as such term is defined in the Rights Agreement.

   A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of stock purchase rights and convertible securities equal to the number of shares of Spectrian California Common Stock so reserved immediately prior to the Effective Date of the Merger.

   3.4 Spectrian Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Spectrian Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Spectrian Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

   3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Spectrian California Common Stock may, at such stockholder's option, surrender the same for cancellation to Chase Mellon Shareholder Services, Inc. as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which such holders' shares of Spectrian California Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Spectrian California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Spectrian California Common Stock were converted in the Merger.

   The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

   Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of

Spectrian California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

   If any certificate for shares of Spectrian Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Spectrian Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Spectrian Delaware that such tax has been paid or is not payable.

                                       IV

                                     GENERAL

   4.1. Covenants of Spectrian Delaware. Spectrian Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

      (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

      (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Spectrian Delaware of all of the franchise tax liabilities of Spectrian California;

      (c) Execute concurrently Recourse Obligations Guaranty and the Environmental Indemnity pursuant to Section 1.11(A)(v) of the March 1997 Deed of Trust by Gibraltar Court Associates LLC to Investors Bancor for the benefit of Fremont Loan & Investment; and

      (d) Take such other actions as may be required by the California General Corporation Law.

   4.2. Further Assurances. From time to time, as and when required by Spectrian Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Spectrian California such deeds and other instruments, and there shall be taken or caused to be taken by Spectrian Delaware and Spectrian California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Spectrian Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Spectrian California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Spectrian Delaware are fully authorized in the name and on behalf of Spectrian California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

   4.3. Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Spectrian California or Spectrian Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Spectrian California or by the sole stockholder of Spectrian Delaware, or by both.

   4.4. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

   4.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

   4.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 350 West Java Drive, Sunnyvale, California 94089 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

   4.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

   4.8. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Spectrian Delaware and Spectrian California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                        SPECTRIAN CORPORATION
                                        a Delaware corporation

                                        By: /s/ Garrett A. Garrettson
                                           ----------------------------
                                           Garrett A. Garrettson,
                                           President and Chief Executive Officer
ATTEST:  /s/ Bruce R. Wright
        ---------------------------------------------
Bruce R. Wright, Executive Vice President,
Finance & Administration, Chief Financial
Officer and Secretary


                                        SPECTRIAN CORPORATION
                                        a California corporation

                                        By: /s/ Garrett A. Garrettson
                                           ----------------------------
                                           Garrett A. Garrettson,
                                           President and Chief Executive Officer

ATTEST:  /s/ Bruce R. Wright
        ---------------------------------------------
Bruce R. Wright,
Executive Vice President, Finance &
Administration, Chief Financial Officer
and Secretary

                            SPECTRIAN CORPORATION
                           (CALIFORNIA CORPORATION)

                            OFFICERS' CERTIFICATE

Garrett A. Garrettson and Bruce R. Wright certify that:

   1. They are the President and the Secretary, respectively, of Spectrian Corporation, a corporation organized under the laws of the State of California.

   2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Of the Preferred Stock, 20,000 shares of Preferred Stock is designated Series A Participating Preferred and the remaining shares of Preferred Stock are undesignated as to series, rights, preferences or restrictions.

   3. There were 8,307,161 shares of Common Stock, and no shares of Preferred Stock, outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of Common stock outstanding were entitled to vote on the merger.

   4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

   5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

   6. Garrett A. Garrettson and Bruce R. Wright further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

   Executed in Sunnyvale, California on October 3, 1997.

                                      /s/ Garrett A. Garrettson
                                      ------------------------------------
                                      Garrett A. Garrettson,
                                      Chief Executive Officer and President

                                      /s/ Bruce R. Wright
                                      ------------------------------------
                                      Bruce R. Wright,
                                      Executive Vice President, Finance &
                                      Administration, Chief Financial Officer
                                      and Secretary

                            SPECTRIAN CORPORATION
                           (SURVIVING CORPORATION)

                            OFFICERS' CERTIFICATE

Garrett A. Garrettson and Bruce R. Wright certify that:

   1. They are the President and the Secretary, respectively, of Spectrian Corporation, a corporation organized under the laws of the State of Delaware.

   2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Of the Preferred Stock, 20,000 shares of Preferred Stock is designated Series A Participating Preferred and the remaining shares of Preferred Stock are undesignated as to series, rights, preferences or restrictions.

   3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

   4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

   5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

   6. Garrett A. Garrettson and Bruce R. Wright further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

   Executed in Sunnyvale, California on October 3, 1997.

                                   /s/ Garrett A. Garrettson
                                   ---------------------------------------
                                   Garrett A. Garrettson,
                                   Chief Executive Officer and President


                                   /s/ Bruce R. Wright
                                   ---------------------------------------
                                   Bruce R. Wright,
                                   Executive Vice President, Finance &
                                   Administration, Chief Financial Officer
                                   and Secretary